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                                                                    Exhibit 10.6

                       STOCK AND ASSET PURCHASE AGREEMENT


                  STOCK AND ASSET PURCHASE AGREEMENT (the "Agreement") entered into the 18th day of September, 1996, by and between SYNERGISTIC HOLDINGS CORP., a Delaware corporation ("Seller") and DICKINSON HOLDING CORP., a Delaware corporation ("Buyer").

                              W I T N E S S E T H :

                  WHEREAS, Seller owns (i) 100% of the stock of Dickinson & Co., Inc. ("Dickinson"), a registered broker-dealer (the "B-D Shares") and (ii) 305,000 shares of common stock of Electronics Designs, Inc. ("EDIX") (the "EDIX Shares"), warrants to purchase 10,000 EDIX Shares at an exercise price of $3.25 per share and a bank account (Account #W30-4158157, maintained at CitiBank, New
York) for the proceeds of sales of the EDIX Shares (collectively, the "EDIX Assets"); and

                  WHEREAS, Seller desires to sell, and Buyer desires to purchase, all of Seller's right, title and interest in and to the B-D Shares and the EDIX Assets (the "Divestiture");

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                  1. Purchase and Sale.

                           1.1 The closing of the transactions contemplated
hereby shall take place at the offices of Tenzer Greenblatt LLP




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at 10:00 a.m. New York City time on September 16, 1996 (the
"Closing Date").

                           1.2 On the Closing Date, Seller shall sell, assign
and transfer to Buyer, and Buyer shall purchase from Seller, in reliance upon and subject to all of the representations, warranties and other terms and conditions of this Agreement, the B-D Shares and the EDIX Assets, free and clear of all liens, charges, encumbrances, agreements, rights, options and/or restrictions of any kind, nature or description, other than the Divestiture Liabilities.

                           1.3 The purchase price for the B-D Shares and the
EDIX Assets is (i) 750,000 shares of common stock, $.01 par value per share of Seller (the "Synergistic Shares") and (ii) a $500,000 promissory note (the "Note") in the form attached hereto as Exhibit A (the "Purchase Price").

                  2. Assumed Liabilities.

                  As additional consideration, Buyer is assuming (i) the Divestiture Liabilities (as defined in the Indemnification Agreement between Buyer and Seller of even date herewith) including, without limitation, all liabilities under those certain promissory notes listed on Schedule A attached hereto and made a part hereof (the "EDIX Notes") and (ii) one-half of all income tax liabilities that Seller suffers as a result of the Divestiture contemplated hereunder, as provided for more fully in the Tax Indemnity Agreement between Buyer and Seller of even date herewith.

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                  3. Payment of Purchase Price; Delivery of Certificates and
Documentation.

                  Subject to the representations and warranties of Seller being true and correct in all material respects and the satisfaction of conditions set forth herein on the Closing Date, Buyer shall deliver (i) the Synergistic Shares and the executed Note to Seller against delivery of the EDIX Assets and the certificates evidencing the B-D Shares (the "Certificates") and (ii) executed copies of the Indemnification Agreement, Tax Indemnity Agreement and Stock Pledge and Security Agreement between the parties hereto of even date herewith. The Certificates shall be (i) endorsed in blank or accompanied by stock powers endorsed in blank and (ii) accompanied by the requisite stock transfer stamps.

                  4. Representations and Warranties of Seller.

                           Seller hereby represents and warrants to Buyer that:

                           4.1 Seller is a corporation duly organized under the
laws of the state of Delaware.

                           4.2 Seller has full right, power, legal capacity and
authority to enter into this Agreement and to perform its obligations hereunder.

                           4.3 Seller owns of record and beneficially the B-D
Shares and the EDIX Assets free and clear of all liens or pledges, except with respect to certain rights afforded the holders of the EDIX Notes, pursuant to the terms of such notes and the related profit participation agreements, and the Divestiture Liabilities.

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                  5. Representations and Warranties of Buyer.

                           Buyer represents and warrants that:

                           5.1 Buyer is a corporation duly organized under the
laws of the State of Delaware.

                           5.2 Buyer has the full right and power and all
authority to enter into this Agreement, the Indemnification Agreement, the Stock Pledge Agreement and the Tax Indemnity Agreement and to perform all of its obligations thereunder, including, but not limited to, the issuance of the Note and the pledge of the shares of Synergistic Common Stock pursuant to the Pledge Agreement between Buyer and Seller of even date herewith.

                           5.3 Buyer owns of record and beneficially the
Synergistic Shares free and clear of all liens, pledges, encumbrances, claims, charges, agreements, rights options, warrants or restrictions of any kind, nature or description.

                  6. Further Assurances.

                           6.1 Cooperation. Each of the parties hereto shall
fully cooperate with the other party hereto in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the opinion of any of the parties hereto in respect of, any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated hereby.

                           6.2 Accuracy of Representations. Prior to the Closing
Date, each party hereto shall enter into no transaction and take no action, and shall use their best efforts to prevent

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the occurrence of any event, which would result in any of their representations, warranties or covenants contained in this Agreement or in any agreement, document or instrument delivered pursuant hereto not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

                           6.3 Conduct of Business. During the period commencing
on the date hereof and ending on the Closing Date, Seller shall conduct the business of Dickinson in a consistent manner in accordance with existing policies and practices and Seller shall use its best efforts to (i) preserve Dickinson's business organization intact and (ii) retain Dickinson's good will, and (iii) preserve Dickinson's relationships with customers, suppliers and others.

                  7. Indemnification.

                           7.1 Buyer shall indemnify Seller pursuant to the
terms and conditions of the Indemnification Agreement and the Tax Indemnity Agreement of even date herewith between Transferee and Synergistic.

                           7.2 Buyer agrees to take Seller's right, title and
interest in the B-D Shares and the Edix Assets "as is" and "where is" and shall not have any claim whatsoever against Seller relating to the B-D Shares or the EDIX Assets other than claims arising out of the representations set forth in
Section 4 above.

                  8. Nondisclosure of Confidential Information.

                           8.1 As used in this Section 8, the term "Confidential
Information" shall mean any and all information

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relating to the business of Dickinson or Electronic Designs, Inc., other than such information which can be shown by Seller to be in the public domain other than as the result of a breach of the provisions of Subsection 8.2 below.

                           8.2 Seller shall not, at any time, directly or
indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever, unless otherwise required by law.

                           8.3 Upon the Closing Date, or at any other time upon
request, Seller shall promptly deliver to Buyer all copies of written Confidential Information, including, without limitation, all notes, memoranda, records, files and other documents which relate to the business of Dickinson, Electronic Designs, Inc. and/or their affiliates, which are in Seller's possession.

                  9. Further Documentation.

                  Seller and Buyer, shall, from time to time, execute and deliver such other documents or instruments as the other reasonably may request for the consummation, confirmation and particularization of the transaction contemplated by this Agreement.

                  10. Notices.

                  All notices hereunder shall be in writing and be deemed given
(a) if personally delivered, when so delivered, (b) if sent by United States mail, on the fifth business day after being mailed, postage prepaid, by registered or certified mail, return receipt requested, (c) if sent by overnight courier, on the

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second business day or (d) if sent by facsimile to the facsimile numbers listed below when the facsimile transmission is received. All notices shall be addressed to the appropriate party at its address below (or at such other address for such party as shall be specified by notice in fact delivered):

                  (a)      If to Seller:

                           Synergistic Holding Corp.
                           405 Sixth Avenue, Suite 200
                           Des Moines, Iowa  50309
                           Facsimile:


                  (b)      If to Buyer:

                           Dickinson Holding Corp.
                           405 Sixth Avenue, Suite 200
                           Des Moines, Iowa  50309
                           Facsimile:

                  11. Complete Agreement.

                  This Agreement together with the agreements to be executed in connection herewith constitute the entire agreement between the parties hereto with respect to the subject matter hereof. The representations, warranties and covenants and agreements set forth in this Agreement constitute all of the representations, warranties, covenants and agreements among the parties hereto and upon which the parties have relied. No change, modification, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

                  12. Assignment.

                  This Agreement is not assignable without the prior written consent of the other party and shall be binding upon, and

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shall inure to the benefit of, the parties hereto and their respective heirs, successors and assigns. Nothing in this Agreement is intended to confer upon any person, other than the parties and their heirs, successors and assigns, any rights or remedies under or by reason of this Agreement.

                  13. No Waiver.

                  No waiver of any of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, whether of similar or different nature, unless expressly so stated in writing.

                  14. Captions.

                  The headings or captions under the sections of this Agreement are for convenience and reference only, and do not form a part hereof, and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

                  15. Governing Law.

                  This Agreement is intended to be governed by, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to conflicts of law principles.

                  16. Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

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                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the day and year first above written.

                                        SYNERGISTIC HOLDINGS CORP.


                                        By: /s/ Thomas M. Swartwood
                                            ---------------------------
                                             Name:  Thomas M. Swartwood
                                             Title:  President


                                        DICKINSON HOLDING CORP.


                                        By:___________________________
                                            Name:
                                            Title:

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                                   SCHEDULE A


Note Holder                 Principal              Date             Interest
-------------------------------------------------------------------------------
Afouxenidou                   $25,000              12/12/95           $2,211
Afouxenidou                   $25,000              12/12/95           $2,211
Argyropoulos                 $200,000              12/12/95          $17,688
Barkagan                      $50,000              12/12/95           $4,422
Cooper                        $50,000              12/12/95           $4,422
Duquesnoy                     $25,000              12/12/95           $2,211
Ferrari                       $25,000              12/12/95           $2,211
Novick                        $25,000              12/12/95           $2,211
Novick                        $10,000              12/12/95             $884
Novick                        $15,000              12/12/95           $1,327
Pearlhagen                    $25,000              12/12/95           $2,211
Rabinowitz                    $25,000              PAID                   $0
Rubin                        $125,000              12/12/95          $11,055
Suchman                       $25,000              12/12/95           $2,211
Wills                         $50,000              12/12/95           $4,422
Benitz Partners              $100,000              11/2/96           $10,159
Slovin                       $200,000              12/12/95          $17,688
                          -----------                                -------

                           $1,000,000                                $87,542
                           ==========                                =======

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                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE


$500,000.00                                                  September ___, 1996



     FOR VALUE RECEIVED, the undersigned, DICKINSON HOLDING CORP., a Delaware corporation ("Maker"), promises to pay to the order of Synergistic Holdings Corp., a Delaware corporation ("Payee"), ON DEMAND, the principal sum of $500,000.00, together with interest on the principal amount of this Note outstanding from time to time, until such principal amount is fully paid, at the rate of 6%. This Note shall be payable in lawful money of the United States of America at the office of Payee, or at such other place as the holder of this Note may designate by writing to Maker from time to time.

     To secure the payment of this Note in accordance with its terms, Maker hereby grants to Payee a continuing security interest in all of Maker's right, title and interest in, and pledges to Payee, 250,000 shares of common stock of Synergistic Holdings Corp. In the event Maker shall default in the payment of this Note in accordance with its terms, the holder of this Note shall have, in respect of such collateral, the rights of secured party after default under the Uniform Commercial Code as in effect in New York from time to time, and any other rights or remedies otherwise available under New York law.

                             DICKINSON HOLDING CORP.


                                  By: /s/ Thomas M. Swartwood
                                      -----------------------------------
                                      Name:  Thomas M. Swartwood
                                      Title: President

                                      Address for Notices:
                                      405 Sixth Avenue
                                      Des Moines, Iowa  50309


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